LEXINGTON TAX FREE MONEY FUND, INC.
                         P.O. Box 1515
                    Park 80 West, Plaza Two
                Saddle Brook, New Jersey  07663
                         (800) 526-0056


                                                    June 26, 1997

Dear Shareholder:

     At a meeting of the Board of Directors held on May 13, 1997, the Directors present unanimously approved a Plan of Liquidation and Dissolution for the Lexington Tax Free Money Fund, Inc. After considering other alternatives, they concluded that a complete liquidation was in the best interests of the Lexington Tax Free Money Fund and its shareholders. The enclosed Notice and Proxy Statement describe these matters in detail and establish a Special Meeting of the Shareholders to obtain your approval.

     The Lexington Tax Free Money Fund currently has net assets of approximately $26 million. The continued operation of the Fund at this size is not economically feasible for Lexington Management Corporation and the Board, based on Management's recommendation, believes it is not in your interest as shareholders. In spite of our efforts to sell shares of the Lexington Tax Free Money Fund over the past several months, Management concluded, and the Directors agreed, that further marketing efforts would not increase the Fund's size sufficiently to make its continued operation practicable.

     We recommend that you approve the Plan of Liquidation and Dissolution. Lexington Management Corporation is paying all costs associated with implementing this Plan, except the costs of solicitation which will be borne by the Fund. Subject to your approval, shareholders remaining in the Lexington Tax Free Money Fund will receive a cash distribution as soon as practicable after the consummation of the sale of all of the Fund's portfolio securities and the payment of all of the Fund's known liabilities and obligations as described in the Proxy Statement.

     After reading the enclosed material, please complete, sign and return the proxy card so that your shares will be represented. If you decide to attend the meeting, you may revoke your proxy at any time and vote your shares in person. Your vote is extremely important.

     If you want additional information concerning this proposal, please call us at 1-800-526-0056. We will answer your questions, discuss choices and appropriate alternative Lexington investments.

     Thank you for your understanding and your help.

                                   Sincerely,



                                   Robert M. DeMichele, President

              LEXINGTON TAX FREE MONEY FUND, INC.
                         P.O. Box 1515
                    Park 80 West, Plaza Two
                Saddle Brook, New Jersey  07663
                         (800) 526-0056

           NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         August 8, 1997

     Notice is hereby given that a Special Meeting of the Shareholders of the Lexington Tax Free Money Fund, Inc. (the "Fund"), a Maryland corporation, will be held on August 8, 1997 at 10 a.m. Eastern time at the offices of the Fund, Park 80 West, Plaza Two, Saddle Brook, New Jersey, for the following purposes:

     I. To approve or disapprove the liquidation of the assets and dissolution of the Fund pursuant to the provisions of the Plan of Liquidation and Dissolution as approved by the Fund's Board of Directors on May 13, 1997; and

     II. The transaction of such other business as may be properly brought before the meeting.

     Shareholders of record at the close of business on May 13, 1997 are entitled to notice of, and to vote at, this meeting or any adjournment thereof.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, PLEASE FILL IN, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PAID RETURN ENVELOPE ENCLOSED, SO THAT A QUORUM WILL BE PRESENT AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED. IT IS MOST IMPORTANT AND IN YOUR INTEREST FOR YOU TO SIGN YOUR PROXY CARD AND RETURN IT. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.




                              By Order of the Board of Directors,



                              Lisa A. Curcio, Secretary





Dated: June 26, 1997

              LEXINGTON TAX FREE MONEY FUND, INC.
                         P.O. Box 1515
                    Park 80 West, Plaza Two
                Saddle Brook, New Jersey  07663
                         (800) 526-0056

                        PROXY STATEMENT

                      Dated June 26, 1997

                SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD

                         August 8, 1997


GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Lexington Tax Free Money Fund, Inc. (the "Fund"), a Maryland corporation, for use at a Special Meeting of Shareholders (the "Meeting") to be held on August
8, 1997 at 10 a.m. Eastern time at the offices of the Fund, Park 80 West, Plaza Two, Saddle Brook, New Jersey, and at any adjournment thereof, and was first mailed to shareholders on or about June 26, 1997. Even if you sign and return the accompanying proxy, you may revoke it by giving written notice of such revocation to the Secretary of the Fund prior to the Meeting or by delivering a subsequently dated proxy or by attending and voting at the Meeting in person. Management expects to solicit proxies principally by mail, but Management or agents appointed by Management may also solicit proxies by telephone, telegraph or personal interview. The costs of solicitation will be borne by the Fund.

     The following are the Proposals for the Meeting:

     I. Shareholders will be asked to approve the liquidation of the assets and dissolution of the Fund pursuant to the provisions of the Plan of Liquidation and Dissolution (the "Plan") as approved by the Fund's Board of Directors on May 13, 1997; and

     II. Shareholders will be asked to transact such other business as may be properly brought before the meeting.

     The Board of Directors has fixed the close of business on May 13, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof. As of that date, there were approximately 23,367,671 outstanding shares of the Fund, each share being entitled to one vote on each matter to come before the Meeting. As of May 13, 1997, the Directors and executive officers of the Fund as a group beneficially owned less than 1% of all issued and outstanding shares of the Fund. As of May 13, 1997, the following shareholders each beneficially owned 5% or more of the Fund's shares:

                                        Number of      Percentage of
     Name and Address                   Shares Owned   Fund Outstanding

Piedmont Financial Holding Account      1,859,034           8%
P.O. Box 20124
Greensboro, NC 27420-0124


     The Fund's Annual Report for the year ended December 31, 1996, including financial statements, was sent to all shareholders of record on February 28, 1997. The Annual Report does not, however, form any part of the proxy soliciting material. A copy of the Fund's Annual Report may be received, free of charge, by calling the Fund, toll free, at 1-800-526-0056.

     The favorable vote of the holders of a majority of the issued and outstanding shares of the Fund entitled to vote at the Meeting is required for approval of the liquidation of the assets and dissolution of the Fund pursuant to the provisions of the Plan (Proposal I).

     In addition to the solicitation of proxies by mail, the Fund may utilize the services of officers and employees of the Fund, Lexington Management Corporation, the Fund's investment adviser (the "Adviser" or the "Investment Adviser"), and Lexington Funds Distributor, Inc., the Fund's distributor (the "Distributor"), none of whom receive any compensation therefor, to solicit proxies by telephone, telegraph and personal interview, and may also provide shareholders with a procedure for recording their votes by telegraph, facsimile, telephone or other electronic means. The estimated costs of solicitation of proxies are expected to be approximately $20,000 in the aggregate for the Fund and will be borne by the Fund. The Fund may request brokers, custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of shares of record. Persons holding shares as nominees will, upon request, be reimbursed for their reasonable expenses incurred in sending soliciting material to their principals.

     At the Meeting, the presence in person or by proxy of shareholders of a majority in number of the outstanding shares entitled to vote at the Meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. In the event that a quorum of shareholders is not represented at the Meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the Meeting to be held within a reasonable time after the date originally set for the Meeting, without notice other than announcement at the Meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally notified.

     THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE THE NUMBER OF SHARES REPRESENTED THEREBY AS DIRECTED BY THE PROXY OR, IN THE ABSENCE OF SUCH DIRECTION, FOR APPROVAL OF EACH OF THE ABOVE PROPOSALS.

                            Proposal I

                 PROPOSAL TO LIQUIDATE THE ASSETS
                  AND DISSOLVE THE FUND PURSUANT
                  TO THE PROVISIONS OF THE PLAN
                  OF LIQUIDATION AND DISSOLUTION


The Liquidation in General

     The Fund proposes to liquidate the assets and dissolve the Fund pursuant to the provisions of the Plan as approved by the Fund's Board of Directors on May 13, 1997. The Plan provides for the complete liquidation of all of the assets of the Fund. If the Plan is approved, the Adviser will undertake to liquidate the Fund's assets at market prices and on such terms and conditions as the Adviser shall determine to be reasonable and in the best interests of the Fund and its shareholders. In no event will any of the securities owned by the Fund be sold at a price which is less than the best price available in the public market on the date of sale.

     At the meeting of the Directors held on May 13, 1997, the Directors determined that an orderly liquidation of the Fund's assets was in the best interest of the shareholders. In the event the Plan is not adopted, the Directors will consider what action, if any, should be taken, including the suspension of sales.

Reasons for the Liquidation

      The Fund is the only series of a Maryland corporation and commenced operations on November 18, 1976. As of December 31, 1996, the Fund's net assets were approximately $26,516,000. The Directors determined at a meeting held on May 13, 1997 that the liquidation and termination of the Fund was the appropriate course of action. After a discussion of all available options, the Directors, including all of the Directors who are not "interested persons" of the Fund (as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act")), unanimously adopted a resolution declaring the proposed liquidation and dissolution advisable and directed that it be submitted to the shareholders for consideration. Several factors, including those described below, influenced the Directors' determination that the Fund be liquidated and terminated.

     Prior to their May 13, 1997 meeting, the Directors had been advised by the Adviser that over the long term, the continued operation of the Fund at its size was not economically feasible for the Adviser or the shareholders. At the May 13, 1997 board meeting, the Adviser stated that it had reviewed the following possible alternatives for the Fund: (i) continuation of the Fund with increased marketing; (ii) the merger or sale of the Fund into a similar investment company; (iii) gradual liquidation of the Fund; and (iv) a prompt liquidation of the Fund. The Adviser reported to the Directors that it had considered the viability of each alternative and had concluded that a prompt liquidation of the Fund was the only viable alternative consistent with the best interests of the shareholders of the Fund. See "Federal Income Tax Consequences" below. The Adviser was not confident that further marketing efforts would increase the Fund's size sufficiently. The Adviser reported that it found the merger or sale of the Fund into a similar investment company not to be realistic alternatives because of the relatively small amount of assets under management in the Fund and the fact that the Adviser could not assure any potential merging or acquiring fund that the Fund's assets would remain in the Fund. Further, the Adviser determined that it would be inappropriate to terminate its reimbursement of certain Fund expenses or seek to raise its advisory fees in order to make the Fund more economically attractive to itself as increased fees would be detrimental to the ability of the Fund to acquire additional assets under management.

     At the May 13, 1997 meeting of the Board of Directors, the Adviser requested that the Board of Directors consider the liquidation of the Fund pursuant to the Plan attached to this Proxy Statement as Exhibit A. In connection with the proposal, the Adviser has agreed to bear the costs associated with the liquidation of the Fund. Based upon the Adviser's presentation and recommendation, the Board of Directors concluded that a liquidation of the Fund was in the best interests of the Fund and its shareholders.

     The liquidation of the assets and termination of the Fund will have the effect of permitting the Fund's shareholders to invest the distributions to be received by them upon the Fund's liquidation in investment vehicles of their own choice. Investors who desire the continued use of a managed investment such as a money market fund may obtain a prospectus for the Lexington Money Market Trust by calling, toll free, 800-526-0056.

     In the event that the shareholders do not approve the Plan, the Directors will continue to search for other alternatives for the Fund.

Plan of Liquidation and Dissolution of the Fund

     The Plan provides for the complete liquidation of all of the assets of the Fund. If the Plan is approved, the Adviser will undertake to liquidate the Fund's assets at market prices and on such terms and conditions as the Adviser shall determine to be reasonable and in the best interests of the Fund and its shareholders. In no event will any of the portfolio securities owned by the Fund be sold at a price which is less than the best price available in the public market on the date of sale.

     At the meeting of the Directors held on May 13, 1997, the Directors determined that an orderly liquidation of the Fund's holdings over a longer period of time would decrease the probability of having to sell portfolio securities at unfavorable prices. Thus, the Directors directed that the Adviser begin to liquidate the Fund's assets as it deems appropriate and in the best interests of the shareholders of the Fund.

Liquidation Value

     If the Plan is adopted by the Fund's shareholders at the Meeting, as soon as practicable after the consummation of the sale of all of the Fund's portfolio securities and the payment of all the Fund's known liabilities and obligations, the Fund's shareholders will receive a distribution in an amount equal to the net asset value per share, as determined in accordance with the Fund's current registration statement together with accrued and unpaid dividends with respect to each of their shares of the Fund (the "Liquidation Distribution") by September 2, 1997.

Federal Income Tax Consequences

     The following summary provides general information with regard to the federal income tax consequences to shareholders on receipt of the Liquidation Distribution from the Fund pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions on the Fund resulting from its liquidation and dissolution; however, the Fund has not sought a ruling from the Internal Revenue Service (the "Service") with respect to the liquidation of the Fund. This summary is based on the tax laws and regulations in effect on the date of this proxy, all of which are subject to change by legislative or administrative action, possibly with retroactive effect.

     This summary of the federal income tax consequences is generally applicable to shareholders who are individual United States citizens (other than dealers in securities) and does not address the particular federal income tax consequences which may apply to other shareholders, such as corporations, trusts, estates, tax exempt organizations or non-resident aliens. This summary does not address state or local tax consequences. The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situations unrelated to the Liquidation Distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. SHAREHOLDERS MAY WISH TO CONSULT THEIR PERSONAL TAX ADVISERS CONCERNING THEIR PARTICULAR TAX SITUATIONS AND THE IMPACT THEREON OF RECEIVING THE LIQUIDATION DISTRIBUTION AS DISCUSSED HEREIN.

     As discussed above, pursuant to the Plan, the Fund will sell its assets and distribute the proceeds to its shareholders. The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets.

     For federal income tax purposes, a shareholder's receipt of the Liquidation Distribution will be a taxable event in which the shareholder will be viewed as having sold his or her shares of the Fund in exchange for an amount equal to the Liquidation Distribution that he or she receives. Each shareholder will recognize gain or loss measured by the difference between the adjusted tax basis in the shares and the aggregate Liquidation Distribution received from the Fund. Assuming the shares are held as a capital asset, the gain or loss will be characterized as a capital gain or loss. A capital gain or loss attributable to shares held for more than one year will constitute a long-term capital gain or loss, while a capital gain or loss attributable to shares held for not more than one year will constitute a short-term capital gain or loss.

     The receipt of a Liquidation Distribution by an Individual
Retirement Account Plan ("IRA") which holds shares would generally not be viewed as a taxable event to the beneficiary; however, some IRAs which hold shares may have been established with custodians who do not possess the power to reinvest the Liquidation Distribution, but instead must immediately distribute such amounts to the IRA beneficiary. In this situation, the amount received by the beneficiary will constitute a taxable distribution; and if the beneficiary has not attained 59-1/2 years of age, such distribution will generally constitute a premature distribution subject to a 10% penalty tax. This penalty tax is in addition to the beneficiary's regular income tax. Beneficiaries who receive a distribution from their IRAs on account of the liquidation may be able to avoid the above-described taxes and characterize the receipt of the Liquidation Distribution as a tax-free distribution if, within 60 days of receipt of the Liquidation Distribution, it is "rolled over" into a new IRA or into an otherwise eligible retirement plan and the shareholder has not engaged in a rollover from this IRA to another IRA or otherwise eligible retirement plan during the one year period ending on the day of receipt of the Liquidation Distribution. Such a rollover will not generate a deduction for the current year. Unless the IRA beneficiary elects to have his or her Liquidation Distribution paid directly to an eligible retirement plan, such distribution will be subject to mandatory withholding of 20% on qualified retirement plan distributions that are eligible for rollover but are not directly transferred from the distributing plan to an eligible transferee plan.
IRA shareholders who do not wish to roll over their Liquidation Distribution, or who have rolled over their IRAs during the one-year period ending on the day of receipt of the distribution, may contact the Fund's custodian to make other arrangements for the transfer of their IRAs. Tax results will vary depending upon the status of each beneficiary, and therefore beneficiaries who receive distributions from an IRA on account of the liquidation of the Fund must consult with their own tax advisers regarding their personal tax results in this matter.

     The foregoing summary sets forth general information regarding the anticipated federal income tax consequences to the Fund and to individual shareholders who are United States citizens of the liquidation of the Fund, as previously discussed. No tax ruling has been or will be requested from the Service regarding the payment or receipt of a Liquidation Distribution. The statements above are, therefore, not binding on the Service, and there can be no assurance that the Service will concur with this summary or that the tax consequences to any shareholder upon receipt of a Liquidation Distribution will be as set forth above. EACH SHAREHOLDER SHOULD SEEK INDEPENDENT COUNSEL REGARDING THE POSSIBLE FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES TO SUCH SHAREHOLDER OF RECEIVING A LIQUIDATION DISTRIBUTION.

Liquidation Distributions

     At present, the date or dates on which the Fund will pay Liquidation Distributions to its shareholders and on which the Fund will be liquidated are not known to the Fund, but it is anticipated that if the Plan is adopted by the shareholders such liquidation would occur on or prior to September 2, 1997. Shareholders will receive their Liquidation Distribution without any further action on their part.

     The right of a shareholder to redeem his or her shares of the Fund at any time has not been impaired by the adoption of the Plan.
Therefore, a shareholder may redeem shares in accordance with redemption procedure set forth in the Fund's current prospectus without the
necessity of waiting for the Fund to take any action.   The Fund does not
impose any redemption charges.

Conclusion

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSED LIQUIDATION OF ASSETS AND DISSOLUTION OF THE FUND PURSUANT TO THE PROVISIONS OF THE PLAN OF LIQUIDATION AND DISSOLUTION.


                           Proposal II

                          OTHER MATTERS

     The Directors do not know of any matters to be presented at the Meeting other than those set forth in this Proxy Statement. If any other business should come before the meeting, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.


ADDITIONAL INFORMATION

     The Investment Adviser. Lexington Management Corporation, P.O. Box 1515, Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663, is the investment adviser to the Fund. The Investment Adviser identifies and analyzes possible investments for the Fund, determines the amount and timing of such investments, and the form of investment. The Investment Adviser has the responsibility of monitoring and reviewing the Fund's portfolio, and, on a regular basis, recommending the ultimate disposition of such investments. It is the Investment Adviser's responsibility to cause the purchase and sale of securities in the Fund's portfolio, subject at all times to the policies set forth by the Fund's Board of Directors. The Investment Adviser also provides certain administrative and managerial services to the Fund.

     The Principal Underwriter. Lexington Funds Distributor, Inc. is the principal underwriter (or Distributor) of the Fund. The Distributor promotes the sale and arranges for the sale of shares through its representatives and to investment dealers. The Investment Adviser and Distributor are wholly owned subsidiaries of Lexington Global Asset Managers, Inc., a Delaware corporation, with offices at Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663.

     The Administrator. Lexington Management Corporation also acts as administrator to the Fund and performs certain administrative and internal accounting services, including but not limited to, maintaining general ledger accounts, regulating compliance preparation of financial information for semi-annual and annual reports, preparing registration statements, calculating net asset values, communicating with shareholders, supervising the custodian and providing facilities for such services.

     Voting Information and Discretion of the Persons Named as Proxies. While the Meeting is called to act upon any other business that may properly come before it, at the date of this Proxy Statement the only business which the management intends to present or knows that others will present is the business mentioned in the Notice of Meeting. If any other matters lawfully come before the Meeting, and in all procedural matters at the Meeting, it is the intention that the enclosed proxy shall be voted in accordance with the best judgment of the attorneys named therein, or their substitutes, present and acting at the Meeting.

     Submission of Proposals for the Next Annual Meeting of the Fund. Under the Fund's Articles of Incorporation and By-Laws, annual meetings of shareholders are not required to be held unless necessary under the 1940 Act (for example, when fewer than a majority of the Trustees have been elected by shareholders). Therefore, the Fund does not hold shareholder meetings on an annual basis. A shareholder proposal intended to be presented at any meeting hereafter called should be sent to the Fund at P.O. Box 1515, Saddle Brook, New Jersey 07663, and must be received by the Fund within a reasonable time before the solicitation relating thereto is made in order to be included in the notice or proxy statement related to such meeting. The submission by a shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal securities law.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN YOUR PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS NECESSARY.

June 26, 1997


                              By Order of the Board of Directors,



                              Lisa A. Curcio, Secretary

               LEXINGTON TAX FREE MONEY FUND, INC.
                              PROXY

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS of the Lexington Tax Free Money Fund, Inc. (the "Fund"), for use at a Special Meeting of Shareholders to be held at Park 80 West, Plaza Two, Saddle Brook, New Jersey, on August 8, 1997 at 10 a.m. Eastern time.

     The undersigned hereby appoints Richard M. Hisey and Peter Corniotes, and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Special Meeting, and at all adjournments thereof, all shares of stock of the Fund that are held of record by the undersigned on the record date for the Special Meeting, upon the following matters:

     Please mark box in blue or black ink.

ITEM I. Proposal to liquidate the assets and dissolve the Fund pursuant to the provisions of the Plan of Liquidation and Dissolution.

                    FOR       AGAINST       ABSTAIN

ITEM II. The transaction of such other business as may be properly brought before the meeting.
                    FOR       AGAINST       ABSTAIN





     Every properly signed proxy will be voted in the manner specified thereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR all of the above items.

Receipt of Notice of Special Meeting and Proxy Statement is hereby acknowledged.

PLEASE SIGN, DATE AND RETURN PROMPTLY.

                                __________________________________________
                                    Sign here exactly as name(s)
appears hereon

                                __________________________________________

                                Dated:________________________________, 1997

                                IMPORTANT:  Joint owners must EACH
                                sign.  When signing as attorney,
                                executor, administrator, trustee,
                                guardian or corporate officer,
                                please give your full title as such.